UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 16, 2007
Date of Report (Date of earliest event reported)
BIOLASE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

4 Cromwell, Irvine, California	92618
(Address of principal executive offices)	(Zip code)
(949) 361-1200
(Registrant’s telephone number including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Approval of an amendment to the Biolase Technology, Inc. 2002 Stock Incentive Plan
     On May 16, 2007, at the 2007 annual meeting of stockholders, the stockholders of Biolase Technology, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2002 Stock Incentive Plan, as previously amended (the “Stock Incentive Plan”), that increased the number of shares of common stock available for issuance under the Stock Incentive Plan by an additional 1,000,000 shares to a total of 5,950,000 shares and that established an aggregate share limitation of 200,000 on the number of shares that may be used for granting full value awards. The Amendment became effective immediately upon receipt of the stockholder approval.
     The foregoing summary is qualified by reference to the Stock Incentive Plan, as amended, which is incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2007.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
10.1    The Biolase Technology, Inc. 2002 Stock Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 10, 2007).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE TECHNOLOGY, INC.
Date: May 21, 2007	By:	/s/ Richard Harrison
Richard Harrison
Executive Vice President, Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	The Biolase Technology, Inc. 2002 Stock Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 10, 2007).